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                                                                   EXHIBIT 10.1


THIS NOTE, AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE REOFFERED, SOLD, TRANSFERRED, PLEDGED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (1) REGISTRATION UNDER SUCH ACT OR LAWS OR (2) AN OPINION OF COUNSEL FOR THE COMPANY OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

                             HT MEDICAL SYSTEMS, INC
                   AMENDED SECURED CONVERTIBLE PROMISSORY NOTE

$3,500,000                                                         March 3, 2000


FOR VALUE RECEIVED, HT MEDICAL SYSTEMS, INC., a Maryland corporation (the "Company"), promises to pay to the order of Medtronic Asset Management, Inc. (the "Payee"), at the office of the Payee at 7000 Central Avenue N.E. Minneapolis, MN 55432, USA, or at such other place as Payee may designate in writing, the principal sum of Three Million Five Hundred Thousand Dollars ($3,500,000) (the "Principal Amount") on the terms set forth below. Interest on the unpaid principal balance shall accrue at a rate of eight percent (8%) per annum, compounded quarterly, from August 10, 1999 with respect to $3,000,000 of the Principal Amount and from the date hereof with respect to $500,0000 of the Principal Amount. All payments of interest and principal hereunder shall be made in U.S. currency.


     This Note is made in connection with that certain Amendment to Investment Agreement dated March __, 2000 between Company and Payee (the "Investment Agreement"). This Note replaces a Secured Convertible Promissory Note dated August 10, 1999 in the original principal amount of $3,000,000, and evidences an additional $500,000 loaned to the Company by Payee on the date hereof. Payment of this Note is secured by a security interest pursuant to a Security Agreement dated August 10, 1999 between the Company and Payee.

     1. Definitions. Capitalized terms not defined herein shall have the same meaning as set forth in the Investment Agreement. The following terms shall have the meanings herein specified:

     "Capital Stock" means any of the current or future authorized class or series of capital stock of the Company.

     "Common Stock" means authorized Common Stock, $.01 par value, of the Company, and shall include any other class or series of capital stock of the Company that is not limited

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     to a fixed sum in respect of the rights of the holder thereof to participate in the liquidation or winding up of the Company.

     "Conversion Notice" shall have the meaning set forth in Section 2(b).

     "Conversion Price" shall mean the per share price(s) at which some or all of the Principal Amount plus all accrued interest thereon is converted or convertible pursuant to Section 2, and in all cases as adjusted pursuant to
     Section 2(e).

     "Conversion Shares" means the shares of Series A Preferred, or such other shares of Capital Stock, issuable upon conversion of this Note.

     "Event of Default" means an event specified in Section 4 hereof.

     "Excluded Securities" means (i) up to 219,188 shares of Common Stock (subject to adjustment in the event of any stock splits, stock dividends or other recapitalization of the Common Stock) issuable upon exercise of warrants outstanding on the date hereof or upon exercise of warrants issued to the placement agents in the Private Placement; (ii) up to 1,024,425 shares of Common Stock (subject to adjustment in the event of any stock splits, stock dividends or other recapitalization of the Common Stock) issuable upon exercise of options previously granted or to be granted under HT Medical's stock option plans; or (iii) securities issued as a result of any stock split, stock dividend or reclassification of Common Stock or Series A Preferred, distributable on a pro rata basis to all holders of Common Stock or Series A Preferred.

     "Future Issuance" shall have the meaning set forth in Section 2(b).

     "Holder" means the Payee, and each endorsee, pledgee, assignee, owner and holder of this Note, as such; and any consent, waiver or agreement in writing by the then Holder with respect to any matter or thing in connection with this Note, whether altering any provision hereof or otherwise, shall bind all subsequent Holders. Notwithstanding the foregoing, the Company may treat the registered holder of this Note as the Holder for all purposes.

     "Principal Amount" shall have the meaning set forth in the initial paragraph.

     "Person" means an individual, trust, partnership, firm, association, corporation or other organization or a government or governmental authority.

     "Share Equivalents" means options, warrants, convertible preferred stock, convertible debt, or other securities convertible into or exercisable for shares of Capital Stock.

     Words of one gender include the other gender; the singular includes the plural; and the plural includes the singular, unless the context otherwise requires.


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     2. Conversion of the Note.

          (a) [INTENTIONALLY LEFT BLANK]

          (b) Election to Convert. Holder may, at its option exercisable by written notice (the "Conversion Notice") to the Company at any time prior to payment in full hereof, elect to convert all or any part of the entire outstanding principal amount of this Note plus a pro rata share of the accrued interest on the then outstanding balance (i) into shares of Series A Preferred at a conversion price equal to the lesser of $8.00 per share (subject to adjustment in the event of any stock splits, stock dividends or other recapitalization of Series A Preferred) or the price per share at which any such shares of Series A Preferred are sold (subject to adjustment in the event of any stock splits, stock dividends or other recapitalization of Series A Preferred subsequent to the date of such sale or issuance), or
     (ii) if between the date hereof and such conversion, the Company issues or sells any other class of Capital Stock, other than Excluded Securities, (a "Future Issuance"), then into shares of such class or series of Capital Stock issued or sold in such Future Issuance at a per share price equal to the lowest per share price at which any such shares are issued or sold in such Future Issuance (subject to adjustment in the event of any stock splits, stock dividends or other recapitalization of such class or series of Capital Stock subsequent to the date of such sale or issuance). For purposes of this Section, the issuance or sale of any Share Equivalents shall be deemed to be an issuance or sale of such class or series of Capital Stock issuable upon exercise or conversion thereof, at a per share price equal to a fraction, the numerator of which is equal to the sum of
     (i) the total amount received or receivable by the Company as consideration for such issuance of the Share Equivalent, plus (ii) the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise, conversion or exchange of such Share Equivalent, and the denominator of which is equal to the total number of shares of Capital Stock issuable upon the exercise, conversion or exchange of such Share Equivalents. If the Company issues or sells any Capital Stock or Share Equivalents for consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as reasonably determined by the Company's Board of Directors with the advice of the Company's investment banker. If the Company sells units consisting of two or more different securities at a single per unit price, the Company's Board of Directors shall, with the advice of the Company's investment banker, make a reasonable allocation of the per unit price among such different securities, and each security included in such unit shall be deemed to have been sold at such allocated price for purposes of this section.

          (c) Delivery of Conversion Shares. The Capital Stock issued on conversion of this Note (the "Conversion Shares") shall be delivered as follows:

          As promptly as practicable after conversion, the Company shall deliver to Holder, or to such person or persons as are designated by Holder in the Conversion Notice, a


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     certificate or certificates representing the number of shares of Capital
     Stock into which this Note or portion thereof is to be converted in such name or names as are specified in the Conversion Notice, together with, in the case of conversion of the entire remaining principal balance hereof, any cash payable in respect of a fractional share. Such conversion shall be deemed to have been effected at the close of business on the date when this Note shall have been surrendered to the Company for conversion, so that the person entitled to receive such Conversion Shares shall be treated for all purposes as having become the record holder of such Conversion Shares at such time.

          In the event that less than the entire outstanding principal of this
     Note is converted hereunder pursuant to subsection (b) above, this Note shall not be surrendered for cancellation but shall have the fact and amount of conversion recorded on the face of this Note by writing acknowledged by Holder and the Company. If less than the entire principal balance of this Note is converted, the amount of principal converted shall be reduced to the nearest amount that results in no fractional shares.

          (d) Reservation of Shares. The Company agrees that, during the period within which this Note may be converted, the Company will at all times have authorized and in reserve, and will keep available solely for delivery upon the conversion of this Note, Capital Stock and other securities and properties as from time to time shall be receivable upon the conversion of this Note, free and clear of all restrictions on issuance, sale or transfer other than those imposed by law and free and clear of all pre-emptive rights. The Company agrees that the Conversion Shares shall, at the time of such delivery, be validly issued and outstanding, fully paid and non-assessable, and the Company will take all such action as may be necessary to assure that the stated value or par value per share of the Conversion Shares is at all times equal to or less than the Conversion Price.

          (e) Protection Against Dilution.

          (A) In the event of any consolidation with or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation) or any sale, lease or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, in either case while any principal or accrued interest remains outstanding under this Note, then such successor, leasing or purchasing corporation, as the case may be, shall (i) execute with the Holder an agreement providing that the Holder shall have the right thereafter to receive upon conversion of this Note solely the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such consolidation, merger, sale, lease or conveyance by a holder of the number of shares of Capital Stock for which this Note might have been converted immediately prior to such consolidation, merger, sale, lease or conveyance,
     (ii) make effective provision in its articles of association or otherwise, if necessary, in order to effect such agreement, and (iii) set aside or reserve, for the benefit of the Holder, the stock, securities, property and cash to which the Holder would be entitled upon conversion of this Note.


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          (B) In the event of any reclassification or change of the Capital
     Stock into which this Note may be converted (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in the event of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the Capital Stock into which this Note may be converted (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), in either case while any principal or accrued interest remains outstanding under this Note, then the Holder shall have the right thereafter to receive upon conversion of this Note solely the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by a holder of the number of shares of Capital Stock for which this Note might have been converted immediately prior to such reclassification, change, consolidation or merger.

          (C) If, subsequent to any Future Issuance of Capital Stock upon which the calculation of the Conversion Price is based and while any principal or accrued interest remains outstanding under this Note, the Company distributes to holders of such class or series of Capital Stock any assets (excluding ordinary cash dividends) or debt securities or any rights or warrants to purchase debt securities, assets or other securities, the Conversion Price shall be adjusted in accordance with the formula:

                      C1 = Cx[(O x M) - F]
                      --------------------
                            O x M

              where:

                    C1 = the adjusted Conversion Price.

                    C  = the Conversion Price prior to adjustment pursuant to
                         this subsection.

                    M  = the fair market value per share of such class or
                         series of Capital Stock before the record date mentioned below, as reasonably determined by the Company's Board of Directors with the advice of the Company's investment banker.

                    O  = the number of shares of such class or series of
                         Capital Stock outstanding on the record date mentioned below.

                    F  = the fair market value on the record date of the
                         aggregate of all assets, securities, rights or warrants distributed, as reasonably determined by the Company's Board of

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                         Directors with the advice of the Company's
                         investment banker.

               The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

               The above provisions of this Section 2 shall similarly apply to successive reclassifications and changes of Capital Stock and to successive consolidations, mergers, sales, leases or conveyances.

               Notice of such consolidation, merger, sale, distribution, reclassification or reorganization and of such provisions so proposed to be made, shall be mailed to the Holder not less than fifteen (15) days prior to such event.

     3. Payment of this Note - Principal and Interest.

          (a) Payment after Milestone Deadline. All principal and interest that has not been converted into Capital Stock pursuant to Section 2 above shall be due and payable on August 10, 2002 and, at any time thereafter, the Holder may proceed to collect such unconverted principal and accrued interest.

          (b) Payment on an Event of Default. If an Event of Default occurs and is continuing, then the Holder of this Note may, by written notice to the Company, declare this Note immediately due and payable and demand payment of all principal and interest that has not been converted into Common Stock pursuant to Section 2 above, and, at any time thereafter, the Holder may proceed to collect such unconverted principal and accrued interest.

          (c) Prepayment. The Company may prepay this Note at any time after six months after the date hereof; provided that, prior to on or before April 30, 2001, the Company shall give Holder at least 30 days' advance written notice, and after April 30, 2001, the Company shall give Holder at least 15 days' advance written notice, of the Company's intent to prepay and Holder shall have the right to convert all or any portion of this Note pursuant to
     Section 2(b) at any time during such 30-day or 15-day period, as applicable.

     4. Events of Default. The existence of any of the following conditions shall constitute an Event of Default:

          (a) Commencement of proceedings under any bankruptcy or insolvency law or other law for the reorganization, arrangement, composition or similar relief or aid of debtors or creditors if such proceeding remains undismissed and unstayed for a period of 60 days following notice to the Company by the Holder.


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          (b) If the Company shall dissolve, liquidate or wind up its affairs or sell substantially all of its assets.

          (c) If the Company breaches any of its representations, warranties, covenants or agreements set forth in the Investment Agreement, the License Agreement or the Security Agreement and such breach shall not be cured within 30 days after written notice thereof shall have been given to the Company by the Holder.

          (d) One or more final judgments are entered against the Company involving aggregate unpaid liability not covered by insurance in excess of $1,000,000, and such amounts are not paid in full within 30 days.

          (e) Attachment or similar process of execution is levied against a material portion of the Company's assets and such process is not terminated and any orders issued pursuant thereto canceled within 90 calendar days.

          (f) The Company is in material breach of any provision of this Note, which breach (other than a breach described in Section 4(a) above) continues for more than 30 calendar days following notice to the Company by the Holder.

    5. Transfer.

          (a) Transfer of this Note shall be subject to prior delivery by the proposed transferee to the Company of an opinion of counsel that such transfer is in compliance with all federal and all applicable securities laws. In order to transfer this Note, the Holder, or its duly authorized attorney, shall surrender this Note at the office of the Company pursuant to Section 10 herein, accompanied by an assignment duly executed by the Holder hereof.

          (b) This Note is, and each certificate representing Conversion Shares shall be, stamped or otherwise imprinted with a legend substantially in the following form:

               "The securities represented hereby have not been registered under the Securities Act of 1933, as amended or applicable state securities laws and may not be reoffered, sold, transferred, pledged, or otherwise disposed of except pursuant to (1) registration under such act or laws or (2) an opinion of counsel for the Company or other counsel reasonably acceptable to the Company to the effect that such registration is not required."

     6. Loss or Mutilation of Note. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, together with an indemnity reasonably satisfactory to the Company, in the case of loss, theft, or destruction, or the surrender and cancellation of this Note, in the case of mutilation, the Company shall execute and deliver to the Holder a new Note of like tenor and denomination as this Note.




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     7. Holder not Shareholder. This Note does not confer upon the Holder any right to vote or to consent or to receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the conversion hereof.

     8. Waivers. The failure of Holder to enforce at any time any of the provisions of this Note shall not, absent an express written waiver signed by Holder specifying the provision being waived, be construed to be a waiver of any such provision, nor in any way to affect the validity of this Note or any part hereof or the right of Holder thereafter to enforce each and every such provision. No waiver of any breach of this Note shall be held to be a waiver of any other or subsequent breach.

     9. Taxes. The Company agrees that it will pay, when due and payable, any and all stamp, original issue or similar taxes which may be payable in respect of the issue of this Note and/or any Conversion Shares or certificates therefor. The Company shall not, however, be required to pay any stamp, original issue or similar tax which may be payable in respect of any transfer involved in the transfer and delivery of stock certificates to a person other than of the Payee.

     10. Notices. All notices or other communications to a party required or permitted hereunder shall be in writing and shall be delivered personally or by facsimile (receipt confirmed electronically) to such party (or, in the case of an entity, to an executive officer of such party) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

if to Holder to:

     Medtronic, Inc.
     Corporate Center
     7000 Central Avenue N.E.
     Minneapolis, MN 55432
     Attention: General Counsel
     FAX (612) 572-5459

with a copy to:

     Medtronic, Inc.
     Corporate Center
     7000 Central Avenue N.E.
     Minneapolis, MN  55432
     Attention:  Vice President and Chief Development Officer
     FAX (612) 572-5404

if to the Company to:


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     HT Medical Systems, Inc.
     55 West Watkins Mill Road
     Gaithersburg, MD  20878
     Attention: Gregory Merril
     FAX (301) 984-2104

with a copy to:

     Kathleen M. Shay, Esq.
     Duane, Morris & Heckscher, LLP
     One Liberty Place
     Philadelphia, PA 19103-7369
     215-979-1020

     Any party may change the above specified recipient and/or mailing address by notice to all other parties given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by facsimile, provided that any such facsimile is received during regular business hours at the recipient's location) or on the day shown on the return receipt (if delivered by mail or delivery service).

     11. Headings. The titles and headings to the Sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Note. This Note shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Note to be drafted.

     12. Applicable Law and Jurisdiction. The legality, validity, enforceability and interpretation of this Note and the relationship of the parties hereunder shall be governed by the laws of the State of Minnesota, without giving effect to the principles of conflict of laws. Any claim, cause of action, suit or demand allegedly arising out of or related to this Note, or the relationship of the parties, shall be brought exclusively in the state or federal courts located in Hennepin County, Minnesota USA, and the parties irrevocably consent to the exclusive jurisdiction and venue of such courts and waive any objections they may have at any time to such exclusive jurisdiction and venue.

     IN WITNESS WHEREOF, HT Medical Systems, Inc. has caused this Amended Secured Convertible Promissory Note to be signed in its name by the signature of its duly authorized representative.

                                        HT MEDICAL SYSTEMS, INC.

                                        /s/ Gregory Merril
                                        ------------------------
                                        By: Gregory L. Merril
                                        Its: Chairman

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